END OF FILING


                                  EXHIBIT 10.61

                                                               December 26, 2003

Phone 1, Inc.
100 North Biscayne Blvd, Suite 2500
Miami, Florida 33132
Attention: Mr. Syed Naqvi, CFO


Ladies and Gentleman:


         We are pleased to confirm that we are extending to you an Overdraft Facility of up to an aggregate amount of $3,000,000 (the "Amount") outstanding at any one time (the "Overdraft Facility"), which Overdraft Facility may be used by your company for operating expenses. The Amount of the Overdraft Facility shall be inclusive of the sum of $1,200,000 which was already drawdown by you prior to the date hereof. This Overdraft Facility shall be available to you in the Account No. [ ] (the "Account") at our bank on the date hereof. This Overdraft Facility is subject to the terms and provisions set forth herein.

         The Amount shall be evidenced by a single promissory note of your company in the form of Exhibit A hereto, dated as of the date hereof, payable to our bank in a principal amount equal to $3,000,000, under which we, subject to the terms and conditions of this Overdraft Facility, shall make available the Overdraft Facility to your company.

         Borrowings (drowdowns) under this Overdraft Facility may be made from time to time and shall be repayable, inclusive of interest and fees thereon, on demand. You hereby acknowledge that prior to the date hereof you have drawdown the sum of $1,200,000 from the Overdraft Facility.

         Any amounts outstanding on the Overdraft Facility shall bear interest at a rate per annum equal to 12% (the "Interest Rate"). The interest shall be payable quarterly. Notwithstanding anything contained herein to the contrary, you shall maintain an amount equal to the interest due on the outstanding balance of the borrowings (drowdowns) in the Account.

         All payments of principal, interest, and fees payable by you under this Overdraft Facility shall be payable in lawful money of the United States of America. You hereby, specifically grant to us the authority and right to take amounts when due for any borrowings (drowndowns) under this Overdraft Facility, interest or fees, from the Account and you agree you shall sign any authorizations or other documentation, which we may require to take for such actions.

         You shall have the right, at any time or from time to time, without premium or penalty, to prepay all or part of the unpaid principal amount of the outstanding borrowings (drowdowns) hereunder together with interest accrued on the amount prepaid to the date of any such prepayment.

         This Overdraft Facility may be utilized by the company for a period of one year ending on December 27, 2004; provided however that, WE IN OUR SOLE DISCRETION MAY DEMAND PAYMENT AND TERMINATE THIS OVERDRAFT FACILITY AT ANY TIME.

         All payments under this Overdraft Facility shall be made without deduction or withholding for and free and clear of any taxes, levies, imposts or duties of any nature, present or future, unless such deduction or withholding is required by law, in which event the undersigned shall pay such additional amounts as shall result in the recipients of such amounts as would have been received by it hand no such deduction or withholding been required.

         You hereby agree to pay us on demand all fees, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the collection or enforcement (whether through negotiations, legal proceedings or otherwise) of this Overdraft Facility.

         All notices, requests and other communications hereunder must be in writing and delivered personally against written receipt, by facsimile transmission with answer back confirmation or mailed by overnight (or in the case of notices being sent or delivered outside the United States, second day) courier prepaid, at the following addresses or facsimile numbers:

                  If to Phone 1, Inc to:

                  Phone 1, Inc.
                  100 North Biscayne Blvd, Suite 2500
                  Miami, Florida, 33132
                  Attn: Mr. Syed Naqvi
                  Fax: (305) 371-6540

                  If to our bank, to:

                  GNB Bank Panama S.A
                  Calle Manuel Maria de Icaza 19
                  Area Bancaria - Apartado 4213
                  Ciudad de Panama, Panama.
                  Attn: Magda Rodriguez
                  Fax: (011-507) 215-7560


         All such notices, requests and other communications will (i) if delivered personally to the address as above provided, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the applicable facsimile number as above provided, be deemed given upon receipt, (iii) if delivered by courier to the address provided, be deemed given on the earlier of the first business day (second business day in the case of notices given or sent outside the United States) following the date sent by such courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered). You may from time to time change your address, facsimile number or other information for the purpose of notices to you by giving notice to us specifying such change at least ten (10) business days prior to the effective date of such notice. Business Days under this Overdraft Facility means any day other than Saturday, Sunday or any day on which banking institutions in the Republic of Panama are authorized or obligated by law or administrative orders to close.

         THIS OVERDRAFT FACILITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE.

         IN ANY ACTION, SUIT, OR PROCEEDING, IN RESPECT OF OR ARISING OUT OF THIS OVERDRAFT FACILITY, YOU AND OUR BANK MUTUALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

         All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interests are payable.

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                      NOTE

                                                               $3,000,000
                                                               New York, NY
                                                               December 26, 2003


                  FOR VALUE RECEIVED, Phone 1 Inc., a Florida corporation (the "Borrower"), having a principal office at 100 North Biscayne Blvd, Suite 2500, Miami, Florida 33132 hereby promises to pay to the order of GNB Bank Panama S.A. ("Lender") on demand, at Calle Manuel Maria de Icaza 19, Area Bancaria - Apartado 4213, Panama City, Republic of Panama, or such other place (the "Office"), as may be designated by the Lender in a written notice given to the Borrower, in lawful money of the United Sates of America in New York Clearing House funds, the principal sum of Third Million ($3,000,000.00) United States Dollars (the "Principal Amount").

                  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Overdraft Facility, dated as of the date hereof, between the Borrower and the Lender.

                  The Borrower promises also to pay interest on the unpaid Principal Amount in like money at said Office from the date hereof until paid or upon demand at a rate per annum equal to 12%. Interest on the Principal Amount shall be paid quarterly by Borrower. Any interest due under this Note may be offset by the Lender as against any funds of the Borrower on deposit at the Lender, if any.

                  In the event that the Lender exercises its right to demand payment to with respect to only a portion of the outstanding Principal Amount and/or accrued interest under this Note, that portion of the Principal Amount not so exercised shall continue to accrue interest and shall be repayable by the Borrower in accordance with the terms hereof and the Borrower shall issue a new promissory note to the Lender in substantially the form of the surrendered Note, in an aggregate principal amount equal to the remaining unpaid principal balance of the surrendered Note.

                  All payments under this Note shall be made without deduction or withholding for and free and clear of any taxes, levies, imposts or duties of any nature, present or future, unless such deduction or withholding is required by law, in which event the undersigned shall pay such additional amounts as shall result in the recipients of such amounts as would have been received by it hand no such deduction or withholding been required.

                  The Borrower shall pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the collection or enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  This Note, having been signed in the State of New York, shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to conflict of law principles.

                  Any proceedings with respect to the interpretation of this Note or the rights of the Lender and obligations of the undersigned shall be exclusively brought in the United States District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York and the undersigned waives the right to object to the jurisdiction or venue of either such Court or to claim it is inconvenient forum.

PHONE 1 INC.

By:____________________________
Name:
Title: